UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 26, 2009
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund

(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

280 Daines Street, Suite 300, Birmingham, MI  48009

(Address of principal executive offices) (Zip Code)

248-645-9220

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Uniprop Manufactured Housing Communities Income Fund (the “Fund”) has closed on the sale of its Aztec Estates property.  The sale price was sufficient to retire the Fund’s first mortgage debt as well as to repay obligations to both National City Bank (now PNC Bank) and the National City loan guarantor.  As a result of paying off the first mortgage debt, the former Forbearance Agreement automatically terminates as there is no longer a default.  The Fund retains ownership of Old Dutch Farms with no debt obligation.

The Old Dutch Farms property is also under contract for sale.  The buyer is currently in its due diligence period so it remains uncertain if this transaction will close.  Should the sale close, the Fund intends to wind-up its affairs and terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND
(Registrant)

Dated: October 26, 2009

By:	P.I. Associates Limited Partnership,
General Partner

By:	/s/ Joel Schwartz

Joel Schwartz, Principal Financial Officer